Exhibit 10.10


                               SECURITY AGREEMENT

         This SECURITY AGREEMENT (the "Agreement") is made and entered into as of August 31, 2001 by and between Ameritrend Corporation, a Florida corporation ("Ameritrend") and Danka Holding Company, a Delaware corporation (the "Secured Party").

         WHEREAS, Secured Party has sold all of the capital stock of Ameritrend to Method Products Corp., a Florida corporation ("Buyer") pursuant to that certain Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement);

         WHEREAS, as partial consideration for such purchase of Ameritrend's capital stock, Buyer has delivered to Secured Party a Promissory Note (the "Note") in the principal amount of One Million Dollars ($1,000,000);

         WHEREAS, as a condition to entering into the Stock Purchase Agreement and accepting the Note, Secured Party requires Ameritrend to enter into this Agreement, and in order to induce Secured Party to enter into the Stock Purchase Agreement and accept the Note, Ameritrend has agreed to grant Secured Party a security interest in Ameritrend's assets in order to guaranty full and complete payment of the Note, all on the terms and conditions herein stated; and

         WHEREAS, by reason of Ameritrend's new status as a wholly-owned subsidiary of the Buyer, Ameritrend will directly benefit from the extension of credit by Secured Party to Buyer under the Note.

         NOW THEREFORE, based upon the consideration described above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Creation of Security Interest and Related Matters.

                  (a) Grant of Security Interest. Ameritrend hereby grants Secured Party a continuing security interest of up to $1,000,000 and any obligation of indebtedness arising from or relating to the Note (as defined below) or otherwise as further described in paragraph 1(b)(i) below in and to all of the following assets (collectively, the "Assets"), wherever located:

                           (i) All contract rights, leases, rental agreements
                  and conditional sales contracts of or owing to Ameritrend whether now existing or hereafter arising, including, without limitation: (A) all accounts and other rights to payment of money which arise or result from Ameritrend's selling, renting, leasing, or other disposition of Ameritrend's goods or the providing of services by Ameritrend after the date of this Agreement, whether or not earned by performance or recognized or billed by Ameritrend, (B) proceeds of any insurance covering the Ameritrend's equipment and


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                  inventory, (C) deposits and bank accounts and (D) all of
                  Ameritrend's books and records relating to any or all of the foregoing.

                           (ii) All inventory of whatever kind or nature of
                  Ameritrend, now owned or hereafter acquired by Ameritrend including, without limitation, all goods held for sale or lease or furnished or to be furnished under contracts, and any raw materials, work in process, or finished goods, and all goods and materials used or consumed in Ameritrend's business, including, without limitation, parts and supplies inventory, and all of Ameritrend's books and records relating to any or all of the foregoing.

                           (iii) All equipment of whatever kind or nature now
                  owned or hereafter acquired by Ameritrend, and whether kept at Ameritrend's business premises or elsewhere, including, without limitation, all machinery, "Rolling Stock" (as hereinafter defined), tools, furniture, furnishings, office machines and equipment, material handling equipment, forklifts, conveyors, machine systems, computers, and all other goods used with all accessories, parts and additions now or hereafter affixed thereto or used in connection therewith. "Rolling Stock" includes, without limitation, all trucks, vans, tractors, trailers and other titled vehicles, whether now owned or hereafter acquired and wherever such vehicles may be located, and including, specifically and without limitation, together with all replacements for any of such vehicles and all proceeds thereof.

                           (iv) All furniture, furnishings, appliances and all
                  other tangible personal property now or hereafter owned or acquired by Ameritrend and wherever the same may be located, together with all accessories and parts now attached to or used in connection with any such Assets or which may hereafter at any time be placed in or added thereto and also any and all replacements and proceeds of any such Assets.

                           (v) All of Ameritrend's general intangibles,
                  including, without limitation, copyrights, trademarks, trade names, service marks, patent drawings, designs and formulas, fictitious or other names and all related marks, logos, and insignia now or hereafter used in connection with the operation of Ameritrend's business.

                           (vi) All present and future rents, issues, profits
                  and income from the Assets, and each and every part and parcel thereof, and also all present and future right, title and interest of Ameritrend under and by virtue of each and every franchise, license, permit, lease, contract for deed or purchase and sale agreement, or any other document or contractual right, written or verbal, whether now or hereafter made, and any and all amendments to or modifications, extensions or renewals thereof and all proceeds thereof, all present and future rents, issues, profits, income, accounts, accounts receivable and the proceeds thereof of any business activity conducted by Ameritrend after the date of this Agreement; all bank accounts and deposit accounts into which any of the proceeds of the foregoing are deposited; and proceeds of all of the foregoing.



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         In addition, the "Assets" secured by this Agreement include all of the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

                           (1) All attachments, accessions, accessories, tools,
                  parts, supplies, increases, and additions to and all replacements of and substitutions for any of the Assets.

                           (2) All products and produce of any of the Assets.

                           (3) All accounts, contract rights, general
                  intangibles, instruments, rents, monies, revenues, issues, profits, payments, and all other rights, arising out of a sale, lease, trade, exchange or other disposition of any of the Assets.

                           (4) All proceeds from the sale, destruction, loss,
                  condemnation or other disposition of any of the Assets.

                           (5) All proceeds, refunds or rebates from the
                  cancellation of any insurance policies with respect to the property described above or from any warranty, service, disability or credit insurance product or policy of Ameritrend, for the benefit of Ameritrend or for any of the Assets.

                           (6) All records and data relating to the Assets,
                  whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Ameritrend's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

                  (b) Obligations Secured. The parties hereto acknowledge and agree that:

                           (i) The Assets are and shall be security for Buyer's
                  timely and full payment of the Note.

                           (ii) The Assets shall also secure the Ameritrend's
                  prompt and faithful performance of all of the Ameritrend's obligations, covenants, representations and warranties contained in this Agreement.

                  (c) Perfection of Security Interest. Ameritrend hereby agrees to execute and Secured Party may file in any appropriate public offices such documents as may be necessary to perfect Secured Party's security interest, including, without limitation, any Uniform Commercial Code ("UCC") financing statements as may be reasonably required by Secured Party.

                  (d) Term of Agreement. The term of this Agreement shall commence as of the date


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hereof and terminate upon the payment in full of the Note, or the discharge thereof by the Secured Party (the "Term").

         2. Ameritrend's Representations and Warranties. To induce Secured Party to enter into this Agreement, Ameritrend covenants, represents and warrants to Secured Party as follows:

                  (a) Ameritrend has the right and power to grant a security interest in the Assets to Secured Party pursuant to the terms hereof, which security interest Ameritrend agrees not to amend or expand upon during the Term of this Agreement, Ameritrend will not grant or permit any other security interests, liens, claims, encumbrances or charges against any of the Assets. There are no other security interests of any type or nature in the Assets which could otherwise, directly or indirectly, affect the Assets.

                  (b) In the event that the Assets shall hereafter become subject to any material lien, encumbrance, security interest or claim of any other person or entity, Ameritrend warrants that it will immediately secure the release of the Assets from such lien, encumbrance, security interest or claim at Ameritrend's own cost and expense. Ameritrend will appear in and defend any action or proceeding which may adversely affect the security interest of Secured Party in the Assets. Notwithstanding the foregoing, Ameritrend may utilize the Assets in the ordinary course of its business.

                  (c) Ameritrend shall: (i) reasonably maintain and repair the Assets; (ii) use the Assets lawfully; (ii) not use the Assets so as to cause or result in any waste, unreasonable deterioration or depreciation; and (iii) keep the Assets at: 2101 NW 33rd Street, Suite 600A, Pompano Beach, Florida 33069, 3710 Park Central Boulevard North, Pompano Beach, Florida 33064, 5118 North 56th Street, Tampa, Florida 33610, 1250-C Blountstown Hwy, Tallahassee, Florida 32304, 7370 NW 36th Street, Suite 415E, Miami, Florida 33166, 1101 Tyvola Road, Charlotte, North Carolina 28217, and/or 3200 Beachleaf Court, Raleigh, North Carolina 27604, except for: (1) the temporary removal of Assets for purposes of service and repairs, (2) the sale of inventory comprising a portion of the Assets in the ordinary course of business and (3) the sale or transfer of customer and supplier lists and other information relating to customers and suppliers.

                  (d) Ameritrend shall not sell, contract to sell, lease, encumber or dispose of the Assets (with the exception of inventory sold in the ordinary course of business and customer and supplier lists and other information relating to customers and suppliers) until the indebtedness to Secured Party has been completely discharged, or the prior written consent of an officer of Secured Party is obtained.

                  (e) Ameritrend shall pay, prior to delinquency, all taxes, assessments, charges, liens or encumbrances now or hereafter assessed against the Assets by any governmental agency.

                  (f) Ameritrend shall promptly execute and deliver to Secured Party from time to time as requested, all UCC financing statements and renewal UCC financing statements that Secured



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Party may reasonably request to perfect and maintain the security interest of the Secured Party in the Ameritrend granted or created whether now or in the future, under this Agreement.

         (h) Ameritrend shall notify Secured Party promptly of:

                  (0)1 any attachment or legal process levied against any of the Assets or any other of Ameritrend's property; and

                  (0)2 any information received by or known to Ameritrend which in any way may materially affect the value of the Assets or the rights of Security Party in the Assets.

                  (i) Ameritrend shall promptly reimburse Secured Party for any and all legal and accounting expenses, including reasonable attorneys' and accountants' fees, disbursements and court costs, incurred in collecting any sums payable by Ameritrend and/or in enforcing this Agreement or any obligations secured hereby, or in verifying, handling, retrieving, repossessing, selling or otherwise disposing of the Assets, all of which sums shall become part of the indebtedness secured by this Agreement.

                  (j) Ameritrend shall keep the Assets continuously insured against loss by fire, flood, theft, and other casualty, as may from time to time be reasonably required by Secured Party, by insurance companies and in amounts as may be reasonably approved by and reasonably acceptable to Secured Party, in any event not to exeed the insurance policy coverage in effect on the Closing Date as such term is defined in the Stock Purchase Agreement. The form of all such insurance policies shall be in form reasonably acceptable to Secured Party with loss payable to Secured Party as its interest may appear, and copies of each and every such policy shall be promptly delivered to Secured Party. Not less than thirty (30) days in advance of the expiration of each such policy, Ameritrend shall deliver to Secured Party evidence of renewal thereof, together with the receipt or copy thereof, for the premium for such renewal. Any insurance proceeds, or any part thereof, may be applied by Secured Party, at its option, either to the indebtedness secured hereby or to the restoration, repair or replacement of the Assets damaged.

         3. Default. Any one of the following events shall constitute a default ("Default") of Ameritrend's performance hereunder.

                  (a) Any material breach and/or misrepresentation by Ameritrend of any of the covenants, warranties or representations contained in Section 2 hereof.

                  (b) Failure by Ameritrend to perform and observe any of the terms, conditions, covenants, representations or warranties contained in this Agreement or the Stock Purchase Agreement and failure to cure such default within thirty (30) days after receipt of written notice specifying such failure to perform.




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                  (c) Failure by Buyer to perform and observe any of the terms, conditions, covenants, representations or warranties contained in the Stock Purchase Agreement and failure to cure such default within thirty (30) days after receipt of written notice specifying such failure to perform.

                  (d) Failure by Buyer to make any payment when due under the Note.

                  (e) Failure by Ameritrend to assist Secured Party, as reasonably requested, in perfecting Secured Party's security interest in the Assets (and proceeds and receivables thereof).

                  (f) The filing by or against Ameritrend or Buyer of a petition under any section or chapter of Title 11 of the United States Code, as amended; the making by Ameritrend or Buyer of an assignment for the benefit of creditors (other than in favor of Secured Party under this Agreement); the filing by or against Ameritrend or Buyer of a proceeding for dissolution or liquidation; the appointment of or the application for the appointment of a receiver, a trustee, controller or custodian for all or part of the assets of Ameritrend or Buyer.

                  (e) Ameritrend's or Buyer's becoming insolvent, becoming unable to meet its obligations as they come due, or the cessation of Ameritrend's or Buyer's respective business operations for a period of five (5) consecutive days.

                  (f) The issuance of a writ of attachment, writ of possession or similar legal process against Ameritrend or Buyer or any material portion of Ameritrend's or Buyer's respective properties, unless dismissed or bonded within thirty (30) days at Ameritrend's and/or Buyer's sole effort and expense.

                  (g) The making of any material assessment for taxes against the Ameritrend by the United States of America, any state or any subdivision of either.

         4. Remedies. Upon the occurrence of any Default under this Agreement and during the continuance thereof, Secured Party may, at its option, declare all obligations secured hereby, or any of them, immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become and be due and payable without demand or notice. Secured Party shall have and may exercise from time to time any and all rights and remedies of a Secured Party under the Uniform Commercial Code and any and all other rights and remedies available to it under any other applicable law, including the right to foreclose this Security Agreement upon any and all Assets. After a Default has occurred and upon request or demand of Secured Party, Ameritrend shall, at Ameritrend's expense, assemble the Assets and make the Assets available to the Secured Party and Ameritrend shall promptly pay all costs of Secured Party relating to reasonable expenses of any necessary repairs to any realty or other property to which any of the Assets may be affixed or be a part other than arising as a result of Secured Party's negligence or willful misconduct.

         5. Attorneys' Fees. If at any time hereafter Secured Party reasonably employs counsel: (i) to intervene, file a petition, answer motion or otherwise plead in any suit or proceeding relating



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to this Agreement or to the Assets, or any other agreement, instrument or document now or hereafter executed by Ameritrend and delivered to Secured Party;
(ii) to protect, take possession of or liquidate any of the Assets; (iii) to attempt to enforce any security interest or lien in the Assets; (iv) to represent Secured Party in any pending or threatened litigation with respect to the affairs of the Ameritrend in any way relating to the Assets; or (v) to enforce any rights of Secured Party of liabilities of Ameritrend hereunder, then all reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, including such reasonable fees, costs and expenses incurred in bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, shall become part of the Ameritrend's obligation secured by the Assets hereunder.

         6.       Miscellaneous.

         (a) All notices and other communications required or permitted herein shall be in writing and shall be delivered personally (which shall include delivery by courier or reputable overnight delivery service) or sent by certified or registered mail, postage and fee prepaid, return receipt requested, or sent by telecopier or other similar facsimile transmission to the address or telecopier number set forth on the signature page hereof. Items delivered personally shall be deemed delivered on the date of actual delivery. Items sent electronically or by telecopier or facsimile shall be deemed delivered on the date of transmission. Items sent by certified or registered mail shall be deemed delivered three (3) business days after mailing. Any party may change its or his address or any of the foregoing information by a written notice delivered in accordance with this Section.

         (b) Secured Party's failure at any time or times hereunder to require strict performance by Ameritrend of any of the provisions, warranties, or terms and conditions contained in this Agreement shall not constitute a waiver of any other default, whether prior or subsequent thereto.

         (c) This Agreement and all other agreements, instruments or documents executed and delivered pursuant hereto or in connection herewith, shall be binding upon and inure to the benefit of the heirs, successors and assignees of the parties hereto.

         (d) The internal laws and judicial decisions of the State of Florida, without regard to conflict or choice of law provisions, shall govern and control the construction, enforceability, validity and interpretation of this Agreement and all of the agreements, instruments or documents now or at any time hereafter executed and delivered by Ameritrend to Secured Party.

         (e) If any action and/or proceeding is brought in connection with the enforcement of this Agreement, Ameritrend consents solely to jurisdiction of the federal and/or state courts located in Broward County, Florida, and waives any defense based upon lack of jurisdiction or venue to having the matter heard before the federal and/or state courts located in Broward County, Florida.

         (f) In the event that any dispute between the parties concerning the matters provided for herein should result in litigation or mediation, the prevailing party in such dispute shall be entitled



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to recover from the other party all reasonable fees, costs and expenses incurred in such litigation or mediation, including without limitation, reasonable attorneys' fees and expenses (including such reasonable fees, costs and expenses incurred in bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services), all of which shall be paid whether or not such action and/or proceeding is prosecuted to judgment.

         (g) In that all parties have had an opportunity to have their respective counsel review this Agreement, the Note, and the Stock Purchase Agreement, the rule of construction that ambiguities shall be construed against the drafter shall not be applicable to this Agreement.

         (h)  This Agreement may be executed via telecopier and in counterparts.

         (i)  Time is of the essence of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed as of the date first above written.

                                 AMERITREND:
                                 AMERITREND CORPORATION

                                 By: /s/ Mark White
                                    ------------------------------------------
                                     Mark White, Its Authorized Representative
                                     2101 NW 33rd Street, Suite
                                     600A Pompano Beach, FL
                                     33069 Telecopier No.
                                     978-2508




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STATE OF GEORGIA        )
                        )SS:
COUNTY OF Fulton_       )

         The foregoing instrument was acknowledged before me this 31 day of August, 2001 by Mark White, the Authorized Representative of Ameritrend Corporation, a Florida corporation, on behalf of the corporation. He is personally known to me or has produced _________________ as identification and did/did not take an oath.

                               Notary Public:

                               sign /s/ Laura Chaney
                                    -------------------------------

                               print Laura Chaney
                                     -----------------------------
                                     State of Florida at Large (Seal)
                                     My Commission Expires: 6/15/03

                               SECURED PARTY:
                               DANKA HOLDING COMPANY

                               By:/s/ Mark White
                                  ------------------------------------------
                                      Mark White, Its Authorized Representative
                                      11201 Danka Circle North
                                      St. Petersburg, Florida 33716
                                      Telecopier No.(727)568-4269

STATE OF GEORGIA            )
                            )SS:
COUNTY OF _______           )

         The foregoing instrument was acknowledged before me this _____ day of _________, 2001 by Mark White, the Authorized Representative of Danka Holding Company, a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced _________________ as identification and did/did not take an oath.

                                    Notary Public:

                                    sign_______________________________

                                    print_______________________________
                                          State of Florida at Large (Seal)
                                          My Commission Expires:



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